Exhibit 10.2

                   PETER PFEIFFER GERMAN EMPLOYMENT AGREEMENT


                              EMPLOYMENT AGREEMENT
                              --------------------



            b e t w e e n



            Ing. Erich Pfeiffer GmbH,
            Oeschlestrasse 54-56, 78315 Radolfzell, Germany


            - hereinafter called "the Company" -


            represented by the sole shareholder Aptar GmbH, Hildebrandstrasse 20, 44319 Dortmund, Germany


                                             - of the one part -

            a n d


            Mr. Peter Pfeiffer, Gutebohlweg 12, 78343 Gaienhofen, Germany


            - hereinafter called "Managing Director" -


                                           - of the other part -

                                    Preamble


            This Agreement is concluded between the parties on the basis of the employment agreement between the Managing Director and AptarGroup, Inc., the indirect parent company of the Company, with regard to his appointment as Chief Executive officer of AptarGroup, Inc. as of January 1, 2008 ("CEO Employment Agreement"), which is attached as Annex 1.



                                    Section 1
                                    ---------


            Mr. Peter Pfeiffer, being Managing Director (Geschaftsfuhrer) of the Company since August 1, 1978, shall be responsible for the coordination of the technical, commercial and financial activities of the company.



                                    Section 2
                                    ---------


            (1)The  Managing  Director  shall - in  conjunction  with the  other
               Managing Directors of the Company - conduct the Company's business in accordance with the Law and the Articles of Association as well as in accordance with the instruction given from time to time or generally by the meeting of shareholders and the Board of Administration.


               The following legal transactions and acts of the Managing Director shall require the previous approval of the shareholder's meeting, unless already approved within the framework of accepted budgets or plans or the like:

               (a) acquisition, sale, encumbrance of real property and real property rights as well as the disposition thereof;

               (b) acquisition, sale and encumbrance of participations and the exercise of voting rights resulting from such participations;

               (c) conclusion of renting or leasing contracts concerning real estate, offices, warehouses or residential quarters, if and as far as the annual rent exceeds (euro) 250,000;


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


               (d) conclusion of cartel, joint venture and enterprise (control) agreements;

               (e) granting of surety and guarantees, the conclusion of guarantee contracts or other assumption of liability, in so far as these go beyond the scope of the normal business of the Company or exceed (euro) 250,000 in the individual case;

               (f) granting or taking up of loans or other credits, the undertaking of obligations under bills of exchange, in so far as these go beyond the scope of the normal business of the Company or exceed (euro) 1,500,000 in the individual case;

               (g) establishment and dissolution of branches and/or permanent establishments;

               (h) commencement of new, or discontinuance of existing business fields which are of fundamental importance for the Company;

               (i) all other substantial legal acts or transactions going beyond the scope of the normal business of the Company.




                                    Section 3
                                    ---------


            The Managing Director shall place at the disposal of the Company his working capacity as the efficient conduct of the Company's business may require and shall, to the best of his ability, promote the interests of the Company.

            For the duration of this Agreement, the Managing Director shall not engage in any business activities, directly or indirectly, competitive with the business of the Company or its affiliated enterprises.

            The Managing Director is permitted to engage himself in activities related to the commercial or financial interests of his own and the Pfeiffer family provided it is not in conflict with or injurious to the activities of Aptargroup Inc. and its affiliated companies.



                                    Section 4
                                    ---------


            (1)In consideration of his services,  the Managing Director shall be paid a monthly salary determined in accordance with Section 3 of the CEO Employment Agreement payable on the last business day of each calendar month. Taxes and social security dues will be withheld by the Company in accordance with statutory provisions.

            (2)Between the Company and the Managing  Director a separate Pension
               Scheme Arrangement has been concluded (Pensionsvereinbarung).

            (3)The Company shall reimburse the Managing  Director for reasonable expenses as are incurred by him on the Company's business in accordance with Section 3 of the CEO Employment Agreement.

                                    Section 5
                                    ---------

            (1)The  Managing  Director  shall be obliged  to notify the  Company without delay of any case when he is unable to carry out his work, to state the reasons and the foreseeable duration of such disability.

            (2)In case of  prevention of exercising  his  assignment  because of illness or other reasons not caused by gross negligence or intent of the Managing Director, the Managing Director will receive in addition to the cash payments of his statutory or private Sick Benefits Fund (Krankenversicherung) for a period of twelve months an allowance which amounts together with sick payments (Krankengeld) after taxation to the level of his net according to section 4 (1).

            (3)In  case  of his   death,  his   survivors  (Widow  and  children
               entitled to maintenance) still receive the base salary according to section 4 (1)for a period of three months beginning with expiry of the month of decease. For this period payments to the survivors of the pension scheme existing for the case of death of the Managing Director are omitted.



                                    Section 6
                                    ---------

            The Managing Director shall, without undue delay and without special request, communicate to the Company any and all of the results of his professional work gained during the lifetime of this Agreement as well as all experiences, knowledge and observations gained or made thereby, and place all such results at the disposal of the Company. The provisions of the Law regarding Employee Inventions (Arbeitnehmererfindungsgesetz) shall apply.

                                    Section 7
                                    ---------


            (1)The Company shall employ the Managing Director,  and the Managing
               Director agrees to be employed by the Company, upon the terms and subject to the conditions set forth herein for the period beginning on January 1, 2008 and ending on December 31, 2010, unless earlier terminated as specified hereafter; provided, however, that such term shall automatically be extended as of each December 31, commencing December 31, 2008, for one additional year unless either the Company or the Managing Director shall have terminated this automatic extension provision by written notice to the other party at least 30 days prior to the automatic extension date; and provided further that in no event shall such term extend beyond June 28, 2013; and provided further that in the event that the CEO Employment Agreement is terminated, the Company is entitled to terminate this Agreement (ordentliche Kundigung) with a notice period of one (1) month to the end of a month, subject to the condition that such termination may not lead to a termination of this Agreement effective prior to the termination of the CEO Employment Agreement.

            (2)If there is an important reason, this Agreement may be terminated prematurely with immediate effect and without notice period.

            (3)Upon notice of termination  having been given for whatever reason by whatever party, the Company shall be at liberty at any time pending effective termination or expiration of this Agreement to grant leave of absence to the Managing Director and to suspend him or to dispense with his further services partly or wholly, however, without prejudice to the rights and obligations of the parties otherwise existing under this Agreement.

(4) The Agreement terminates automatically at the 65th birthday of the Managing Director.

(5)            Any termination of this Agreement must be made in writing.


                                    Section 8
                                    ---------

            The Managing Director shall preserve absolute secrecy regarding the activity and affairs of the Company and its related companies as well as regarding all information whatsoever received by him in the exercise or as a result of or in connection with his activities for the Company and its affiliated companies, in particular also in respect of the Company's working methods, experiences and inventions of any description, this obligation to continue also after the termination of the Agreement for whatever reason.

            For every case of culpable contravention against this secrecy obligation the Managing Director shall pay to the Company a contractual penalty in the amount of 50% of his last earned annual salary. The Company expressly reserves the right to claim further damages exceeding the amount of the contractual penalty. The Company reserves the right to claim performance of this secrecy clause in addition to the contractual penalty and/or damages.

            Following the termination of this Agreement,  the Managing  Director
            shall   deliver  to  the  Company  all   documents,   evidence   and
            correspondence relating to the Company and Company matters.



                                    Section 9
                                    ---------


            The Managing Director is entitled to an annual vacation of 30 working days, the vacation time to be determined with due consideration to the requirements of the Company's business. The annual vacation shall be increased if and when the applicable union contract shall provide for an increased maximum annual vacation.



                                   Section 10
                                   ----------


            In the event of any individual provision contained in the Agreement being or becoming ineffective legally for whatever reason, such ineffectiveness shall not prejudice the legal validity of any of the other provisions herein.

                                   Section 11
                                   ----------


            The parties agree that, as of January 1, 2008, the employment agreement between the parties dated April 22, 1993 and terminated by the Managing Director effective April 21, 2008, shall be terminated. For the avoidance of doubt: such termination does not affect the Pension Scheme Arrangement between the parties according to Section 4 (2) above.

            Any amendment or supplement of this Agreement shall take effect only if made in writing.

            This Agreement is subject to the laws of the Federal Republic of Germany. Exclusive place of jurisdiction shall be at the place of office of the Company.


            Radolfzell, this 17th day of October 2007





            /s/ Carl Siebel
            ------------------------
            Ing. Erich Pfeiffer GmbH
            (represented by its shareholder Aptar GmbH)







            /s/ Peter Pfeiffer
            ------------------------
            Peter Pfeiffer



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